UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report August 17, 2004

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 Industry Drive, RIDC Park West,	15275
Pittsburgh, Pennsylvania
(Address of principal executive offices)	(Zip Code)

(724) 273-3400

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

200 Industry Drive, RIDC Park West,
Pittsburgh, Pennsylvania 15275

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit 99.1 Press release dated August 17, 2004 by Dick’s Sporting Goods, Inc. furnished herewith.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

On August 17, 2004, Dick’s Sporting Goods, Inc. issued a press release announcing its results for the second fiscal quarter ended July 31, 2004 and certain other information that is furnished as Exhibit 99.1 hereto.

The press release included as Exhibit 99.1 contains non-GAAP financial measures (as the term is defined in Regulation G). The non-GAAP measures EBITDA, adjusted net income and adjusted diluted earnings per share included in our press release have been reconciled to the nearest GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: August 17, 2004	By: /S/ MICHAEL F. HINES
Name: Michael F. Hines
Title: Chief Financial Officer